EXHIBIT 24
POWER OF ATTORNEY
          Each of the undersigned, being a Director of Sotheby's, a Delaware corporation (the “Company”), does hereby constitute and appoint William F. Ruprecht and Patrick S. McClymont, and each of them, with full power of substitution, as his or her true and lawful attorney and agent to execute and file in his or her name and on his or her behalf, as a Director of the Company, with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014, the exhibits thereto and all documents in connection therewith and any and all amendments to such Form 10-K and to do and perform any and all acts and things requisite and necessary to be done in connection with the foregoing as fully as he or she might or could do in person, and each of the undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.
          IN WITNESS WHEREOF, the undersigned have each hereunto subscribed their respective signatures as of this 2nd day of March, 2015.

/s/ WILLIAM F. RUPRECHT	/s/ DANIEL MEYER
William F. Ruprecht	Daniel Meyer

/s/ DEVONSHIRE	/s/ DIANA L. TAYLOR
The Duke of Devonshire	Diana L. Taylor

/s/ DOMENICO DE SOLE	/s/ OLIVIER REZA
Domenico De Sole	Oliver Reza

/s/ JOHN M. ANGELO	/s/ MARSHA E. SIMMS
John M. Angelo	Marsha E. Simms

/s/ JESSICA BIBLIOWICZ	/s/ ROBERT S. TAUBMAN
Jessica Bibliowicz	Robert S. Taubman

/s/ KEVIN CONROY	/s/ DENNIS M. WEIBLING
Kevin Conroy	Dennis M. Weibling

/s/ DANIEL S. LOEB	/s/ HARRY J. WILSON
Daniel S. Loeb	Harry J. Wilson